Exhibit 99(A)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

NATROL, INC.

at

$4.40 Net Per Share

by

Nutra Acquisition Company, Inc.

a wholly owned subsidiary of

Plethico Pharmaceuticals Limited

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 27, 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

November 27, 2007

To Our Clients:

Enclosed for your information is an Offer to Purchase, dated November 27, 2007 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Nutra Acquisition Company, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Plethico Pharmaceuticals Limited, a public limited company incorporated under the laws of India (“Plethico,” and, together with Purchaser, the “Buyer Parties”), to purchase all outstanding shares of common stock, $.01 par value per share (“Shares”), of Natrol, Inc., a Delaware corporation (“Natrol”), at a price of $4.40 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is a letter to stockholders of Natrol from the President and Chief Executive Officer of Natrol, accompanied by Natrol’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1. The offer price is $4.40 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 18, 2007 (together with any amendments or supplements thereto, the “Merger Agreement”),

among Plethico, Purchaser and Natrol, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Natrol, and Natrol will be the surviving corporation (the “Merger”).

4. The Natrol board of directors has unanimously approved the Merger Agreement, the Offer and the Merger and determined that the Offer and the Merger are advisable, fair to and in the best interests of Natrol and the holders of Shares. The Natrol board of directors unanimously recommends that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions, among others, that:

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there have been validly tendered, and not properly withdrawn, prior to the expiration of the Offer, as it may be extended in accordance with the terms of the Merger Agreement, that number of Shares that, when added to the number of Shares already owned by the Buyer Parties and their affiliates (but excluding any Shares that may be acquired by exercising the Top-Up Option), represents a majority of the total number of fully diluted Shares, voting together as a class, at the Expiration Date. We refer to this condition (as more fully described in Section 13 of the Offer to Purchase—“Conditions of the Offer”) as the “Minimum Tender Condition.”

•

subject to certain exceptions, since the date of the Merger Agreement, there has occurred any change, event, development, circumstance or occurrence that individually or in the aggregate, (x) has a material adverse effect on the results of operations, condition (financial or otherwise), business or assets of Natrol and its subsidiaries, taken as a whole, or (y) a material adverse effect on Natrol’s ability to perform its obligations, or consummate the transactions contemplated by the Merger Agreement, in accordance with the terms of the Merger Agreement.

The Offer is also subject to certain other terms and conditions. See Section 13 of the Offer to Purchase.

6. The initial offering period of the Offer and withdrawal rights will expire at the Expiration Date.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

Instructions with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

NATROL, INC.

at

$4.40 Net Per Share

by

Nutra Acquisition Company, Inc.

a wholly owned subsidiary of

Plethico Pharmaceuticals Limited

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 27, 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 27, 2007 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Nutra Acquisition Company, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Plethico Pharmaceuticals Limited, a public limited company incorporated under the laws of India (“Plethico”), to purchase for cash all of the outstanding shares of common stock, $.01 par value per share (“Shares”), of Natrol, Inc., a Delaware corporation, at a price of $4.40 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A. the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

Dated: November 27, 2007

Number of Shares to Be Tendered: Shares*
Sign Below
Account Number: Signature(s):
Dated: , 2007
Please Type or Print Name(s) above
Please Type or Print Address(es) above
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)
* Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

Please return this form to the brokerage firm or other nominee maintaining your account.

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